                                                                  EXHIBIT 12.1


                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     AND SUPPLEMENTAL PRO FORMA COMBINED RATIO OF EARNINGS TO FIXED CHARGES

                                                                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                -----------------------------------------------------------------------------------
                                                                                                                For the nine months
                                                           For the fiscal years ended September 30,                ended June 30,
                                                ------------------------------------------------------------   --------------------
                                                 1997         1998         1999         2000         2001       2001         2002
                                                ------------------------------------------------------------   --------------------
                                                                                  (dollars in thousands)
Consolidated pretax income before cumulative
effect of change in accounting principle.....  $108,550     $159,099     $263,826     $309,224     $407,797  $268,975     $429,278

Amortization of capitalized interest.........    29,323       47,995       58,153       69,566       91,401    60,724       89,557

Interest expensed............................    11,707       17,453       18,565       18,680       17,695    12,756       12,805
                                               --------     --------     --------     --------     --------  --------     --------

            Earnings.........................  $149,580     $224,547     $340,544     $397,470     $516,893  $342,455     $531,640
                                               --------     --------     --------     --------     --------  --------     --------

Interest incurred............................  $ 51,978     $ 71,649     $ 83,090     $112,813     $139,914  $100,999     $149,177
                                               --------     --------     --------     --------     --------  --------     --------

            Fixed charges....................  $ 51,978     $ 71,649     $ 83,090     $112,813     $139,914  $100,999     $149,177
                                               --------     --------     --------     --------     --------  --------     --------

Ratio of earnings to fixed charges...........      2.88         3.13         4.10         3.52         3.69      3.39         3.56
                                               ========     ========     ========     ========     ========  =========    ========
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

                                                  COMPUTATION OF SUPPLEMENTAL
                                                     PRO FORMA COMBINED
                                                    WITH SCHULER RATIO OF
                                                   EARNINGS TO FIXED CHARGES
                                                -------------------------------
                                                   For the          For the
                                                  year ended       nine months
                                                 September 30,    ended June 30,
                                                      2001            2002
                                                --------------    --------------
                                                     (dollars in thousands)
Consolidated pretax income before cumulative
effect of change in accounting principle.....       $   533,699     $   482,557

Amortization of capitalized interest.........           149,761         108,670

Interest expensed............................            25,636          14,144
                                                    -----------     -----------

            Earnings.........................       $   709,096     $   605,371
                                                    -----------     -----------

Interest incurred............................       $   208,685     $   172,958
                                                    -----------     -----------

            Fixed charges....................       $   208,685     $   172,958
                                                    -----------     -----------

Ratio of earnings to fixed charges...........              3.40            3.50
                                                    ===========     ===========
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